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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2006

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                            ONETRAVEL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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          Delaware                    1-8662                     23-2265039
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)

          1200 Lake Hearn Drive
                Suite 300                                           30319
            Atlanta, Georgia
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (404) 256 6620


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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Triggering Events That Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a) On March 24, 2006, following the expiration of a waiver by the holders thereof, the Convertible Promissory Notes of the Registrant in the aggregate principal amount of $12,500,000 (the "Notes"), plus accrued but unpaid interest thereon, became due and payable by the Registrant to the holders thereof. The Registrant did not make the required payments on such Notes. Payment under these Notes is secured by all of the assets of the Registrant, pursuant to a security agreement among the Registrant and the holders.

      As previously disclosed, OneTravel Holdings, Inc. (the "Registrant") received a notice from the American Stock Exchange (the "AMEX"), the national securities exchange that maintains the principal listing for the Registrant's common stock, of the AMEX's decision to suspend trading in the common stock of the Registrant on the AMEX and to file an application with the SEC to strike the Registrant's common stock from listing and registration on the AMEX due to the failure to satisfy certain of the AMEX's continued listing standards.

      As of March 25, 2006, the de-listing of the Registrant's common stock constitutes an event of default that will result in an acceleration at the option of the holders of the 9% Secured Convertible Debentures of the Registrant in the aggregate principal amount of $15,625,000 originally due October 24, 2008, as amended (the "Debentures"). Also, as of March 25, 2006, the failure of the Registrant to make required payments under the Notes may constitute an event of default resulting in an acceleration at the option of the holders of the Debentures.

      Upon the election of the holder, the amount due pursuant to the Debentures will be the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest thereon, or (ii) (A) the principal amount of the Debentures, plus accrued and unpaid interest thereon, divided by (B) the conversion price on the date such default amount is demanded by the holder or the date of payment in full, whichever is less, multiplied by the daily volume weighted average price VWAP on such date. Further, commencing April 1, 2006, the interest rate on the Debentures will increase to 18% per annum, provided that the holder eventually accelerates this debt. Pursuant to a security agreement among the Registrant, its wholly-owned subsidiaries, OneTravel, Inc and Farequest, Inc, and the holders of the Debentures, payment under the Debentures is secured by a lien on the assets of the Registrant which is junior to the lien securing the Notes, and a lien on all of the assets of OneTravel, Inc. and Farequest, Inc., which in the case of Farequest, Inc. is junior to a secured lender to Farequest, Inc.

      This summary description of the Debentures, the Notes and such security agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Debenture, form of Note and such security agreements previously filed by the Registrant.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2006

                                                ONETRAVEL HOLDINGS, INC.


                                                By: /s/ Marc E. Bercoon
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                                                    Marc E. Bercoon,
                                                    President